SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2005

Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23000 Euclid Avenue, Cleveland Ohio	44117

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 692-7200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 25, 2005, Edward F. Crawford, the Chairman of the Board and Chief Executive Officer of Park-Ohio Holdings Corp. (the “Company”), received the payment of a cash award under the Company’s annual cash bonus plan in the amount of $806,480 for 2004.

     There is no formal written document for the Company’s annual cash bonus plan. The Compensation Committee of the Board of Directors of the Company annually determines the performance criteria upon which awards under the plan will be based. For 2004, Mr. Crawford was entitled to an award equal to 4% of the Company’s consolidated adjusted net income. For 2005, the Compensation Committee once again determined that Mr. Crawford will be entitled to an award equal to 4% of the Company’s consolidated adjusted net income.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack Title: Secretary

     Dated: April 25, 2005

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